Exhibit 99.1

InfoSpace Statement Pertaining to Filed Lawsuit

BELLEVUE, Wash. (March 10, 2003) – InfoSpace, Inc. today filed a lawsuit against Naveen Jain, Intelius founder, chairman and CEO, Kevin Marcus, Intelius chief technology officer, and Intelius. The suit alleges that Mr. Jain has breached fiduciary and contractual duties owed to InfoSpace, and alleges related claims against Mr. Marcus and Intelius. Mr. Jain is InfoSpace’s founder and former chairman and CEO. He remains a director of InfoSpace. Mr. Marcus was InfoSpace’s chief software architect from April 1996 through November 2002.

According to the lawsuit, filed in King County Superior Court, Seattle, Mr. Jain and Mr. Marcus are violating their non-compete agreements with InfoSpace, misappropriating InfoSpace trade secrets and confidential information, and wrongfully interfering with the Company’s contractual relationships.

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Contacts

Press

Adam Whinston

(425) 201-8946

adam.whinston@infospace.com

Investors

Nicole Knowles

(425) 201-8930

nknowles@infospace.com